Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of July 21, 2026, by and between NextTrip, Inc., a Nevada corporation (the “Company”), and Lind Global Fund III LP, a Delaware limited partnership (the “Investor”).

BACKGROUND

A. The board of directors (the “Board of Directors”) of the Company has authorized the issuance to Investor of the Note (as defined below) and the Warrant (as defined below).

B. The Investor desires to purchase the Note and the Warrant on the terms and conditions set forth in this Agreement.

C. Concurrently with the execution of this Agreement, (i) the Company, the Guarantors and the Investor will enter into a security agreement, (the “Security Agreement”), pursuant to which the Company and the Guarantors thereof will grant a security interest in the Collateral (as defined in the Security Agreement) to secure its obligations under this Agreement, under the Note, under the Guaranty and under the other Transaction Documents, (ii) the Guarantors will enter into a joint and several guaranty (the “Guaranty”) pursuant to which the Guarantors will guarantee, on a joint and several basis, to the Investor all of the Company’s obligations hereunder and under the Transaction Documents and (iii) the Company, the Pledgors and the Investor will enter into a pledge agreement (the “Pledge Agreement”), pursuant to which the Company and the Pledgors will grant a security interest in the equity securities of certain Subsidiaries to secure its obligations under this Agreement, under the Note and under the other Transaction Documents.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Articles of Incorporation” means the amended and restated articles of incorporation of the Company, as amended and in effect as of the Closing, on file with the Secretary of State of the State of Nevada.

“ATM Agreement” means any sales agreement or equity distribution agreement between the Company and one or more registered broker-dealer(s), pursuant to which shares of Common Stock may be issued and sold by the Company from time to time through one or more registered broker-dealer(s) acting as agent(s) of the Company in transactions deemed to be an “at the market offering” under Rule 415(a)(4) under the 1933 Act.

“BHCA” has the meaning set forth in Section 3.33.

“Blue Sky Application” has the meaning set forth in Section 9.3(a).

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Bylaws” means the amended and restated bylaws of the Company, as amended and in effect as of the Closing.

“Capital Stock” means the Common Stock, the Preferred Stock and any other classes of shares in the capital stock of the Company.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)	a change, without prior written consent of the Investor, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement; provided, however, that no such change shall be deemed a Change of Control if the election, appointment, or nomination for election by the Company’s shareholders of any new director was (i) approved or recommended by a majority of the directors then in office who were directors as of the date of this Agreement or whose initial nomination or appointment was so approved or recommended, or (ii) made pursuant to duly adopted resolutions of the Board of Directors of the Company in furtherance of its self-refreshment or governance process;

(b)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than fifty percent (50%) of the voting rights attached to any class of voting securities of the Company;

(c)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets; or

(d)	a change, without prior written consent of the Investor, of both of the Company’s Chief Executive Officer and Chief Financial Officer as of the date of this Agreement, within any consecutive twelve (12) month period.

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“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment Fee” means an amount equal to One Hundred Twenty Thousand Dollars ($120,000).

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any other shares of Capital Stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble.

“Company IT Systems” has the meaning set forth in Section 3.29.

“Conversion Shares” means the shares of Common Stock issuable upon the full or any partial conversion or repayment of the Note, without giving effect to the Maximum Percentage.

“Disclosure Letter” has the meaning set forth in Section 3.

“Disqualification Event” has the meaning set forth in Section 3.38.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC” has the meaning set forth in Section 3.8.

“Effectiveness Period” has the meaning set forth in Section 9.2(a).

“Equity Interests” means and includes the Capital Stock, membership interests and other similar equity securities of the Company, and shall also include warrants, options or other rights to purchase the Capital Stock, membership interests or other equity interests of the Company.

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“Evaluation Date” has the meaning set forth in Section 3.5(c).

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Cap” has the meaning set forth in Section 5.13.

“Exempted Securities” means (a) equity securities issued by reason of a dividend, stock split, split-up or other distribution on the Common Stock, (b) shares of Common Stock, restricted stock units, or rights, warrants or options to purchase Common Stock issued to employees or directors of the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (each, an “Equity Plan”), (c) shares of Common Stock actually issued upon the exercise of options or warrants, the settlement of restricted stock units, or the conversion or exchange of any securities convertible into Common Stock, in each case issued to employees or directors of, the Company or any of its Subsidiaries pursuant to an Equity Plan, provided that such issuance is pursuant to the terms of the applicable option, warrant or convertible security, (d) shares of Common Stock actually issued upon the exercise of warrants, or the conversion or exchange of any securities convertible into Common Stock, in each case issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (d) have not been amended since the date of this Agreement to (i) increase the number of such warrants or convertible securities, or the number of shares of Common Stock for which such warrants are exercisable or into which such convertible securities are convertible, or decrease the exercise price, exchange price or conversion price of such warrants or convertible securities (other than standard anti-dilution adjustments for stock splits, dividends, or recapitalizations) or (ii) to extend the term of such warrants or convertible securities, (e) Investor Shares, (f) shares of Common Stock issued and sold by the Company pursuant to an ATM Agreement, (g) equity securities issued in any transaction where the principal objective is to acquire an interest in an operating company, (h) equity securities issued to any vendors, suppliers or consultants, provided that the aggregate number of shares of Common Stock (on an as-converted basis) issuable under this clause (h) shall not exceed 15% of the issued and outstanding Common Stock as of the date of this Agreement (as adjusted for any stock splits, combinations, stock dividends or similar events), (i) Common Stock or Preferred Stock resulting in an aggregate of no more than $4 million dollars of gross proceeds, provided that any such Common Stock or Preferred Stock issued shall not (x) be subject to any price adjustments, (y) provide any dividend or interest, or (z) be redeemable or (j) non-convertible Indebtedness resulting in an aggregate amount of no more than $4 million dollars of gross proceeds, provided that such Indebtedness is fixed and does not convert at a price more favorable than the Conversion Price (as defined in the Note). For the avoidance of doubt, in each case (i) and (j), any such Common Stock, Preferred Stock, or Indebtedness shall count toward the same aggregate $8 million dollars of gross proceeds allowed for in Section 5.7).

“FCPA” has the meaning set forth in Section 3.24.

“Federal Reserve” has the meaning set forth in Section 3.33.

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“Form 8-K” has the meaning set forth in Section 5.10.

“Funding Amount” means an amount equal to Four Million Dollars ($4,000,000).

“GAAP” has the meaning set forth in Section 3.5(b).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” has the meaning set forth in the Security Agreement.

“Guaranty” has the meaning set forth in the recitals.

“HSR Act” has the meaning set forth in Section 5.15.

“Indebtedness” has the meaning set forth in the Note.

“Independent Accounting Firm” has the meaning set forth in Section 3.5(e).

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.11(a).

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares of Common Stock issued or issuable to the Investor pursuant to this Agreement, the Note or the Warrant, without giving effect to the Maximum Percentage.

“IP Rights” has the meaning set forth in Section 3.10.

“Issuer Covered Person” and “Issuer Covered Persons” have the meaning set forth in Section 3.38.

“Law” means any federal, state, local, municipal, foreign, multi-national or other law, common law, statute, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority, including, without limitation, any U.S. federal and state securities laws, and the NRS.

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“Legend Removal Date” shall have the meaning set forth in Section 5.1(d).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” has the meaning set forth in Section 5.11(a).

“Market Capitalization” has the meaning set forth in the Note.

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Security Agreement, the Note or the Warrant; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law or accounting standards or the interpretations or the enforcement thereof; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” means, with respect to the beneficial ownership of the Investor Group (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated by the SEC under the 1934 Act) of any class of Equity Interests in the Company that is registered under the 1934 Act, 4.99%; provided, however, that such initial maximum percentage may be reset at the sole discretion of the Investor to a percentage between 4.99% and 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Conversion Shares, the Warrant Shares and any other shares of Common Stock issued or issuable to the Investor pursuant to this Agreement, the Note or the Warrant (as applicable), as follows: (i) by written notice to the Company, which will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, the Investor may reset such maximum percentage to a higher percentage, not to exceed 9.99%, and (ii) by written notice to the Company, which will be effective immediately after such notice is delivered to the Company, the Investor may reset such maximum percentage to a lower percentage, but in no event less than 4.99%; and provided, further, that upon each such reset of the maximum percentage by the Investor to a percentage between 4.99% and 9.99% as provided above, such maximum percentage may not be further changed or reset by the Investor without the Investor first providing the required written notice to the Company of such change or reset as set forth in the immediately preceding proviso, including with respect to the timing of the effectiveness of such written notice.

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“Money Laundering Laws” has the meaning set forth in Section 3.25.

“Note” has the meaning set forth in Section 2.1(a).

“NRS” means the Nevada Revised Statutes, as amended.

“OFAC” has the meaning set forth in Section 3.23.

“Off-balance Sheet Arrangement” has the meaning set forth in Section 3.5(d).

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent.

“Organizational Documents” has the meaning set forth in Section 3.3.

“PCI DSS” has the meaning set forth in Section 3.35.

“Permitted Indebtedness” means (a) the Company’s or any Subsidiary’s obligations under this Agreement, the Note, the Warrant, the Security Documents and the other Transaction Documents, (b) Indebtedness of the Company and its Subsidiaries existing on the Closing Date, which is shown on the Disclosure Letter and (c) Permitted Operating Indebtedness.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Note, (viii) Liens incurred in connection with Permitted Indebtedness; provided that such Liens comply with the Priority Rules and (ix) Liens created by any security interest established in connection with this Agreement, the Note and the Security Documents.

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“Permitted Operating Indebtedness” means (a) Indebtedness incurred by the Company or any of its Subsidiaries for organic growth or for working capital purposes of the Company or any of its Subsidiaries up to an aggregate amount of $4 million, (b) trade payables incurred in the ordinary course of business consistent with past practice, (c) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, and (d) intercompany Indebtedness among the Company and its Subsidiaries and capital contributions, dividends or other equity distributions among the Company and its Subsidiaries, in each case in the ordinary course of business.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” has the meaning set forth in Section 3.29.

“Pledge Agreement” has the meaning set forth in the recitals.

“Pledgor” has the meaning set forth in the Pledge Agreement.

“Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and the Series E Preferred Stock, and any other shares of Capital Stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Preferred Stock, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and the Series E Preferred Stock).

“Press Release” has the meaning set forth in Section 5.10.

“Priority Rules” has the meaning set forth in Section 5.8.

“Principal Amount” has the meaning set forth in Section 2.1(a).

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of Capital Stock of the Company:

(i) at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, the Common Stock; or

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(ii) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or

(b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as merchant cash advancement arrangements (or similar transaction involving the sale, assignment, or encumbrance of the Company’s receivables, future revenues, or cash flows), convertible securities and loans having a similar effect; provided, however, that issuances and sales by the Company of shares of Common Stock pursuant to an ATM Agreement shall not be considered a Prohibited Transaction.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Related Party Transaction” has the meaning set forth in Section 3.19.

“Reverse Split” has the meaning set forth in Section 5.20.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5.

“Securities” means the Note, the Warrant and the Investor Shares.

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“Securities Termination Event” means either of the following has occurred and in each case resulting from extraordinary market-wide disruptions beyond the control of the Company:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” has the meaning set forth in the recitals.

“Security Documents” means the Security Agreement, the Guaranty, the Pledge Agreement and any other document or agreement, which the Investor reasonably deems necessary to grant and/or perfect Liens in favor of the Investor on the Collateral.

“Series A Preferred Stock” means (i) the Series A Convertible Preferred Stock, par value of $0.001 per share, of the Company issued or issuable pursuant to, and having the rights, preferences and limitations set forth in, the Certificate of Designation of the Series A Convertible Preferred Stock of the Company on file with the Secretary of State of the State of Nevada, as the same may be amended from time to time, and (ii) any shares of Capital Stock into which such Series A Convertible Preferred Stock of the Company shall have been changed or any shares of Capital Stock resulting from a reclassification of such Series A Convertible Preferred Stock of the Company.

“Series B Preferred Stock” means (i) the Series B Convertible Preferred Stock, par value of $0.001 per share, of the Company issued or issuable pursuant to, and having the rights, preferences and limitations set forth in, the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock of the Company on file with the Secretary of State of the State of Nevada, as the same may be amended from time to time, and (ii) any shares of Capital Stock into which such Series B Convertible Preferred Stock of the Company shall have been changed or any shares of Capital Stock resulting from a reclassification of such Series B Convertible Preferred Stock of the Company.

“Series E Preferred Stock” means (i) the Series E Convertible Preferred Stock, par value of $0.001 per share, of the Company issued or issuable pursuant to, and having the rights, preferences and limitations set forth in, the Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock of the Company on file with the Secretary of State of the State of Nevada, as the same may be amended from time to time, and (ii) any shares of Capital Stock into which such Series E Convertible Preferred Stock of the Company shall have been changed or any shares of Capital Stock resulting from a reclassification of such Series E Convertible Preferred Stock of the Company.

“Shareholder Approval” shall mean the approval of the holders of the applicable required majority of the Common Stock to issue Investor Shares upon conversion or repayment of the Note and upon exercise of the Warrant, together with any other Investor Shares issued or potentially issuable pursuant to this Agreement and the other Transaction Documents, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued upon conversion or repayment of the Note, upon exercise of the Warrant and pursuant to this Agreement and the other Transaction Documents, would exceed the Exchange Cap, pursuant to and in compliance with the applicable rules of the Trading Market, including Nasdaq Listing Rule 5635(d).

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“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than five (5) hours, or (b) suspended from trading.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

Transfer Agent” means Equiniti Trust Company, with a mailing address of 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120, the current transfer agent of the Company and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” has the meaning set forth in Section 6.1(l).

“Transaction Documents” means this Agreement, the Note, the Warrant, the Security Documents, the Supplemental Loan Documents (as such term is defined in the Security Agreement), the Transfer Agent Instruction Letter, and the other agreements and documents referenced herein or executed or delivered in connection with the transactions contemplated hereunder and thereunder, including the exhibits and schedules hereto and thereto.

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“Travel Licenses” has the meaning set forth in Section 3.36.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is not then listed on a Trading Market and if prices for the Common Stock are then reported on the OTCQX Best Market or the OTCQB Venture Market operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTCQX Best Market or the OTCQB Venture Market (as applicable), as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX Best Market or the OTCQB Venture Market and if prices for the Common Stock are then reported the OTC Pink Marketplace maintained by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” has the meaning set forth in Section 2.1(b).

“Warrant Shares” means the shares of Common Stock issuable upon the full or any partial exercise of the Warrant, without giving effect to the Maximum Percentage.

2. PURCHASE AND SALE OF THE NOTE AND THE WARRANT

2.1 Purchase and Sale of the Note and the Warrant. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, for the Funding Amount (a) a convertible promissory note, in the form attached hereto as Exhibit C (the “Note”), in the principal amount of Four Million Six Hundred Thousand Dollars ($4,600,000) (the “Principal Amount”) and (b) a Common Stock purchase warrant, in the form attached hereto as Exhibit D, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire 1,030,928 shares of Common Stock (the “Warrant”).

2.2 Closing. The closing hereunder, including payment for and delivery of the Note and the Warrant, shall take place remotely via the exchange of documents and signatures, no later than five (5) Business Days following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”).

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2.3 Commitment Fee. At the Closing, the Company shall pay to the Investor the Commitment Fee, in United States dollars and in immediately available funds. The Commitment Fee shall be paid by being offset against the Funding Amount payable by the Investor at Closing.

2.4 Prepayment Right. The Company will have the right to prepay the entire Outstanding Principal Amount (as such term is defined in the Note) pursuant to the terms and conditions set forth in the Note.

2.5 Senior Obligation. As an inducement for the Investor to enter into this Agreement and to purchase the Note, all obligations of the Company pursuant to this Agreement and the Note shall be (a) senior to all other existing and future Indebtedness (subject to the Priority Rules) and equity of the Company, (b) guaranteed by the Guarantors pursuant to the terms of the Guaranty and (c) secured by a first priority security interest in and Lien upon all the Collateral of the Company and each Guarantor (subject to the Priority Rules) pursuant to the terms of the Security Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor and covenants with the Investor that, except as is set forth in the Disclosure Letter being delivered to the Investor as of the date hereof and as of the Closing Date (the “Disclosure Letter”), the following representations and warranties are true and correct:

3.1 Organization and Qualification. The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Note and the Warrant pursuant hereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement, the Note and the Warrant, as applicable. The execution and delivery of the Transaction Documents by the Company and the issuance and sale by the Company of the Securities pursuant hereto, including without limitation the reservation of the Conversion Shares and the Warrant Shares for future issuance, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, its shareholders or any other Person in connection therewith, other than (a) with respect to the issuance of all of the Investor Shares, obtaining Shareholder Approval to (i) increase the number of authorized shares of Common Stock and (ii) issue the Conversion Shares and Warrant Shares in excess of the Exchange Cap, and (b) the filing with the SEC of one or more Registration Statements. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries (as applicable) and the issuance and sale of the Note and the Warrant hereunder will not (a) conflict with or result in a violation of the Company’s Articles of Incorporation or Bylaws, or any Subsidiary’s organizational and governing documents (collectively, the “Organizational Documents”), (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (c) subject to the making of the filings referred to in Section 5, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4.3 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any Governmental Authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Note and the Warrant and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion or repayment of the Note, the Warrant Shares upon the exercise of the Warrant, and any other Investor Shares upon the issuance thereof) and (ii) the issuance of the Note and the Warrant, and the issuance of the Conversion Shares upon the conversion or repayment of the Note and the Warrant Shares upon exercise of the Warrant, and the issuance of any other Investor Shares upon the issuance thereof will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

3.4 Capitalization and Subsidiaries.

(a) The authorized Capital Stock of the Company consists of 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated as Series A Preferred Stock, 450,000 shares have been designated as Series B. Preferred Stock, and 50,000 shares have been designated as Series E Preferred Stock. As of the close of business on July 15, 2026, 14,919,927 shares of Common Stock, 150,000 shares of Series A Preferred Stock, 408,421 shares of Series B Preferred Stock and 316 shares of Series E Preferred Stock were issued and outstanding, and all of such issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issuance thereof. As of July 14, 2026, (i) 6,487,724 shares of Common Stock are reserved for future issuance under the Company’s 2023 Equity Incentive Plan; and (ii) 4,991,933 shares of Common Stock are reserved for issuance upon exercise of outstanding Common Stock purchase warrants. The Company has duly reserved 2,371,135 shares of Common Stock for issuance as Conversion Shares upon conversion or repayment of the Note and has duly reserved 1,030,928 shares of Common Stock for issuance upon exercise of the Warrant. The Conversion Shares, when issued upon conversion or repayment of the Note in accordance with its terms, and the Warrant Shares, if and when issued upon exercise of the Warrant in accordance with its terms, and any other Investor Shares, if and when issued in connection with the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issuance thereof. None of the Company’s shares of Capital Stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company. The Company’s Articles of Incorporation and Bylaws filed as exhibits to the Company’s Annual Report on Form 10-K for its fiscal year ended February 28, 2026, on file on the SEC’s EDGAR website are true and correct copies of the Articles of Incorporation and Bylaws, each as in effect as of the Closing Date. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws.

(b) Schedule 3.4(b) lists each direct and indirect Subsidiary of the Company existing on the date hereof and indicates for each Subsidiary (i) the authorized capital shares or other Equity Interests of such Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. Except as set forth in Schedule 3.4(b), no Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any of its capital shares or other Equity Interests. The Company owns, directly or indirectly, all of the Equity Interests of each of its Subsidiaries, free and clear of any Liens except Permitted Liens, and all of the issued and outstanding shares of Capital Stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(c) Except as set forth in Schedule 3.4(c): (i) none of the Company’s or any Subsidiary’s shares of Capital Stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (viii) neither the Company nor any Subsidiary has any outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note, the Warrant, the Conversion Shares, the Warrant Shares or the Investor Shares; and (ix) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

(d) The issuance and sale of any of the Securities will not obligate the Company to issue Common Stock or other securities, or to satisfy any related contractual obligations, to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

(e) As of the date of this Agreement, the Company has capacity under its Articles of Incorporation to issue up to 220,698,790 shares of Common Stock (or warrants and/or other securities exercisable or exchangeable for or convertible into up to 220,698,790 shares of Common Stock), in any single transaction or series of related transactions, without obtaining Shareholder Approval under any applicable Laws, including, without limitation, under Chapter 78 of the NRS, or under applicable rules and regulations of the Trading Market, including, without limitation, under Nasdaq Listing Rule 5635(d).

3.5 SEC Documents; Financial Statements.

(a) As of the Closing Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act for the two (2) years preceding the Closing Date (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) under the 1933 Act.

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(b) As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be otherwise indicated in such consolidated financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), audited by a firm that is a member of the Public Company Accounting Oversight Board (United States), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor in connection with the Investor’s purchase of the Note and the Warrant which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(c) The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, except as set forth in the SEC Documents: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Documents, the Company and the Subsidiaries have established “disclosure controls and procedures” (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the “internal control over financial reporting” (as such term is defined in the 1934 Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(d) Other than as set forth in the SEC Documents, neither the Company nor any of its Affiliates is involved in any Off-balance Sheet Arrangements. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(e) The Company’s independent registered public accounting firm is Haynie (the “Independent Accounting Firm”). To the Knowledge and belief of the Company, the Independent Accounting Firm: (i) is an independent registered public accounting firm and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ended February 28, 2026. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including, without limitation the Independent Accounting Firm, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under this Agreement, the Note, the Warrant or any of the other Transaction Documents.

(f) The Independent Accounting Firm has not included in any report or opinion delivered in connection with any financial statements of the Company filed with the SEC a “going concern” or like qualification or exception, or any qualification or exception as to the scope or sufficiency of the audit performed, except as disclosed in the SEC Documents. As of the date hereof, the Company has not received any oral or written notification from the Independent Accounting Firm that such firm is considering issuing or intends to issue any such qualification or exception in connection with any future financial statements of the Company. The Company has disclosed in the SEC Documents all material risks and uncertainties relating to the Company’s ability to continue as a going concern, including but not limited to any conditions or events that raise substantial doubt about such ability within the meaning of ASC 205-40.

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3.6 No Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as disclosed in the SEC Documents, or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, Governmental Authority or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, “Proceedings”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceedings involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

3.7 No Undisclosed Events, Liabilities or Developments. Since February 28, 2026, except as set forth in the SEC Documents: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Documents, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as disclosed in the SEC Documents, the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, the Note, the Warrant and the other Transaction Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two (2) Trading Days prior to the date that this representation is made.

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3.8 Compliance with Law; Listing and Maintenance Requirements. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements of the Trading Market. The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer Program and utilizes DTC’s Deposit/Withdrawal at Custodian (“DWAC”) service, and the shares of Common Stock may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

3.9 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign Laws respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in the SEC Documents or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.10 Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11 Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

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3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all Liens and defects, except for Permitted Liens. The Collateral is free and clear of all Liens and defects, except for Permitted Liens of the types described in clauses (i) through (vi) of the definition of “Permitted Liens.” Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14 Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 Revenue Recognition. The Company and its Subsidiaries recognize revenue in accordance with GAAP, including Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). Without limiting the generality of the foregoing, the Company has properly determined and disclosed in the SEC Documents whether it acts as a principal or agent with respect to each material revenue stream (including, without limitation, travel booking commissions, platform fees, service fees, and any other revenue arrangements), and has recognized revenue on a gross or net basis, as applicable, in accordance with ASC 606. The Company has not received any written comment, inquiry, or notice from the SEC or the Independent Accounting Firm questioning or challenging the Company’s revenue recognition policies or practices, except as disclosed in the SEC Documents.

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3.16 Taxes.

(a) All Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of the Company (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the GAAP financial statements referred to in Section 3.5(b) and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

(b) The Company has not (i) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (ii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. The Company is not a foreign person within the meaning of Sections 7701(a)(1) and 7701(a)(5) of the Code. The Company has never been a shareholder of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes. The Company is not a party to any Tax allocation or Tax sharing agreement nor has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law), as a transferee or successor, by contract, or otherwise.

(c) The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that obligates it to make any payments that are not deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

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3.17 Indebtedness; Solvency; No Bankruptcy Proceedings. Schedule 3.17 sets forth as of the date hereof all outstanding Liens and secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Except as set forth on Schedule 3.17, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is in default with respect to any Indebtedness, (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, or (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Note and the Warrant hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted and is proposed to be conducted. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any Law relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

3.18 Investment Company. Neither the Company nor any Guarantor is, and neither the Company nor any Guarantor is an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19 Certain Transactions. Except as disclosed in the SEC Documents, since February 28, 2026, neither the Company nor any of its Subsidiaries has entered into, and there are no currently effective, transactions, agreements, arrangements, or understandings (whether written or oral) between the Company or any of its Subsidiaries, on the one hand, and any (i) officer, director, or nominee for director of the Company or any of its Subsidiaries, (ii) beneficial owner of more than five percent (5%) of any class of the Company’s voting securities, (iii) Affiliate of any of the foregoing, or (iv) any member of the immediate family of any of the foregoing Persons, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act (each, a “Related Party Transaction”). Each Related Party Transaction disclosed in the SEC Documents was entered into on terms no less favorable to the Company than could have been obtained in an arm’s-length transaction with a non-affiliated Person, and was approved by a majority of the disinterested members of the Board of Directors (or a committee thereof) in accordance with the Company’s related party transaction policy and applicable Law.

3.20 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Note or the Warrant pursuant to this Agreement.

3.21 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be integrated with prior offerings by the Company of any of its securities for purposes of (i) any applicable shareholder approval requirements of any Trading Market on which the Common Stock is listed or quoted for trading or (ii) the 1933 Act which would require the registration of this offering of the Securities by the Company to the Investor under the 1933 Act.

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3.22 Acknowledgment Regarding the Investor’s Purchase of the Note and the Warrant. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Note and the Warrant, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its shareholders. The Company is entering into this Agreement and the Security Agreement and is issuing and selling the Note and the Warrant voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Note and the Warrant and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Note and the Warrant or any other transaction contemplated hereby.

3.23 No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Note and the Warrant or any of the other transactions contemplated by this Agreement and the other Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

3.24 OFAC. None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.25 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act (“FCPA”) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

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3.26 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

3.27 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, in violation of Regulation M, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.28 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the NRS that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

3.29 Data Privacy and Cybersecurity. The Company and each of its Subsidiaries have implemented and maintain commercially reasonable written policies, procedures, and safeguards designed to protect (A) the confidentiality, integrity, and availability of all information technology systems, networks, software, hardware, and databases owned, operated, or controlled by the Company or any of its Subsidiaries (collectively, “Company IT Systems”), and (B) all information that identifies, relates to, or could reasonably be linked to an identified or identifiable natural person (“Personal Data”) collected, stored, processed, or transmitted by or on behalf of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, (i) in the past three (3) years, there has been no material unauthorized access to, or misuse, loss, theft, or breach of security of, any Company IT Systems or any Personal Data in the possession or control of the Company or any of its Subsidiaries; (ii) the Company and each of its Subsidiaries are and have been in material compliance with all applicable Laws relating to data privacy, data protection, and data security, including without limitation the California Consumer Privacy Act, the General Data Protection Regulation (to the extent applicable), and all of the Company’s and its Subsidiaries’ own published privacy policies and contractual obligations relating to data privacy and security; (iii) the Company and its Subsidiaries maintain a written incident response plan; and (iv) neither the Company nor any of its Subsidiaries has received any written notice, complaint, claim, enforcement action, or investigation from any Governmental Authority alleging any violation of any applicable data privacy or cybersecurity Law.

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3.30 Technology Platform; Company IT Systems.

(a) The Company IT Systems are adequate and sufficient for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted, including the Company’s travel technology platform and any associated mobile applications, websites, APIs, and back-end infrastructure. The Company and its Subsidiaries own, license, or otherwise have the legal right to use all Company IT Systems material to the operation of their businesses.

(b) In the past twelve (12) months, there has been no material failure, breakdown, continued substandard performance, or unplanned downtime of any Company IT Systems that has caused, or would reasonably be expected to cause, a Material Adverse Effect. The Company and its Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans and procedures with respect to the Company IT Systems and have taken commercially reasonable steps to test and implement such plans and procedures.

(c) To the Knowledge of the Company, the Company IT Systems do not contain any material bugs, defects, viruses, Trojan horses, worms, or other malicious code or undocumented contaminants that would reasonably be expected to cause a Material Adverse Effect.

3.31 Equity Incentive Plans. Each stock option granted by the Company under the Company’s equity incentive plan was granted (i) in accordance with the terms of such equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Law. No stock option granted under any of the Company’s equity incentive plans has been backdated. Except as disclosed in the SEC Documents, the Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.32 Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that are reasonably likely to give rise to a complaint, inquiry, or trading suspension by the SEC alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping”; or (iv) promotion without proper disclosure of compensation.

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3.33 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.34 Customer and Supplier Concentration. Except as disclosed in the SEC Documents, (i) no single customer or group of affiliated customers accounted for more than ten percent (10%) of the Company’s consolidated revenue for the most recently completed fiscal year or the most recently completed interim period for which financial statements have been filed with the SEC, and (ii) no single supplier, vendor, or service provider (including any travel supplier, hotel chain, airline, or other travel content provider) is a sole-source or exclusive provider of any product, service, or content that is material to the Company’s business as currently conducted. Since February 28, 2026, no customer, supplier, vendor, or service provider that is material to the Company’s business has terminated, materially reduced, or, to the knowledge of the Company, threatened in writing to terminate or materially reduce, its relationship with the Company or any of its Subsidiaries, except as disclosed in the SEC Documents.

3.35 Payment Card Industry Compliance. To the extent the Company or any of its Subsidiaries accepts, processes, stores, or transmits payment card data in connection with its travel booking platform or otherwise, the Company and each of its Subsidiaries are in material compliance with the Payment Card Industry Data Security Standard (“PCI DSS”) and all applicable payment network rules and requirements. Neither the Company nor any of its Subsidiaries has experienced any security breach or compromise of payment card data that has resulted in, or would reasonably be expected to result in, the imposition of any material fines, penalties, or assessments by any payment card brand, payment processor, or acquiring bank, or the suspension or termination of the Company’s or any of its Subsidiaries’ ability to accept or process payment card transactions. No investigation or inquiry by any payment card brand, payment processor, or acquiring bank regarding the Company’s or any of its Subsidiaries’ compliance with PCI DSS is pending or, to the Knowledge of the Company, threatened.

3.36 Travel Industry and Consumer Protection Regulation. The Company and each of its Subsidiaries possess all material licenses, registrations, permits, and approvals required under applicable Laws for the conduct of their respective businesses as currently conducted, including all registrations and licenses required of sellers of travel, travel agents, or travel service providers (collectively, “Travel Licenses”), and all such Travel Licenses are in full force and effect. The Company and each of its Subsidiaries are and have been in material compliance with all applicable federal, state, local, and foreign consumer protection Laws relating to the advertising, marketing, sale, and provision of travel products and services, including the rules and regulations of the U.S. Department of Transportation (to the extent applicable), the Federal Trade Commission Act, and state unfair and deceptive trade practices Laws. The Company and its Subsidiaries maintain all material bonds, trust accounts, or other financial assurance mechanisms required by applicable Laws in connection with the sale of travel products and services, and all such arrangements are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority of any pending or threatened revocation, suspension, or non-renewal of any Travel License, or alleging any material violation of any such consumer protection Law.

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3.37 Nasdaq Compliance History. Without limiting the representations and warranties set forth in Section 3.8 and Section 3.21, the SEC Documents contain a complete and accurate history of all notices of non-compliance, deficiency letters, warning letters, delisting determinations, and hearing panel decisions received by the Company from the Trading Market during the twenty-four (24) month period preceding the date of this Agreement, including without limitation any notices relating to the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), the minimum shareholders’ equity requirement under Nasdaq Listing Rule 5550(b), or any other continued listing standard. The Company has disclosed all remedial actions taken or proposed to be taken in response to any such notices, including without limitation any reverse stock splits, and such remedial actions are accurately described in the SEC Documents. As of the date hereof, the Company is in compliance with all applicable listing and maintenance requirements of the Trading Market.

3.38 No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the 1933 Act and has furnished to the Investor a copy of any disclosures provided thereunder. The Company will notify the Investor in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

3.39 Taxes Relating to the Securities. On each date the Company issues Securities to the Investor, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

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3.40 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, any of its Subsidiaries or any of their securities, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company acknowledges and agrees that, after the issuance of the Press Release pursuant to Section 5.10, (i) neither the Company nor any of the Company’s Affiliates has or will provide the Investor with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, any of its Subsidiaries or any of their securities, and (ii) the Investor has no obligation of confidentiality to the Company and may sell any of the Securities, the Investor Shares or any other securities of the Company or any of its Subsidiaries at any time, but subject to compliance with applicable Laws. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement, as qualified by the Disclosure Letter, and in other Transaction Documents) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby, other than those specifically set forth in Section 4 of this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1 Organization and Qualification. The Investor is a limited partnership, duly organized and validly existing in good standing under the laws of the State of Delaware.

4.2 Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into this Agreement and the Security Agreement, to purchase the Note and the Warrant and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Note and the Warrant by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate in any material respect any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any Governmental Authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Note and the Warrant and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. The Investor is purchasing the Note and the Warrant for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Note, the Warrant and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Legends, etc.

(a) Securities may only be disposed of pursuant to an effective registration statement under the 1933 Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.

(b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON [EXERCISE][CONVERSION] OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE][CONVERSION] OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

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(c) The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities, in accordance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required by the Company in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling shareholders thereunder.

(d) Certificates evidencing the Investor Shares shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) while a Registration Statement is effective under the 1933 Act, (ii) following any sale of such Investor Shares pursuant to Rule 144, (iii) while such Investor Shares are eligible for sale without restriction under Rule 144, other than restrictions under Rule 144(i), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Investor Shares under this Section 5.1(d), the Company will, no later than two (2) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Investor Shares containing a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such Investor Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Investor, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Investor Shares (based on the VWAP of the Common Stock on the date such Investor Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5 per Trading Day for each Trading Day after the Legend Removal Date until such Investor Shares are delivered without a legend. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

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5.2 Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, the Shareholder Approval.

5.4 Notification of Certain Events. While the Note remains outstanding, the Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

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5.5 Available Shares. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon repayment or conversion in full of the Note and exercise in full of the Warrant at any time, without regard to the Maximum Percentage. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking Shareholder Approval for the authorization of such additional shares.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Note and the Warrant hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than for payment of (i) that certain Business Loan and Security Agreement, by and between the Company and ODK Capital, LLC, dated as of June 30, 2026, (ii) that certain Securities Purchase Agreement, by and between the Company and Helena Global Investment Opportunities 1 Ltd., dated as of May 6, 2026, and (iii) that certain Unsecured Promissory Note, by and between the Company and The Donald P. Monaco Insurance Trust, dated as of March 25, 2026 and trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock, Common Stock Equivalents or Preferred Stock (other than for the redemption of the Series B Preferred Stock), (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

5.7 Repayment of Note. If the Company or any Subsidiary issues any Indebtedness (other than the Note or the Permitted Indebtedness), or issues any Common Stock or Preferred Stock (including, without limitation, any shares of Series A Preferred Stock, Series B Preferred Stock or Series E Preferred Stock in addition to those that are issued and outstanding as of the date of this Agreement), other than Exempted Securities, unless otherwise waived in writing by and at the discretion of the Investor, the Company will immediately utilize the proceeds of such issuance to repay the Note; provided that the Company may issue (i) Common Stock or Preferred Stock resulting in an aggregate of no more than $4 million dollars of gross proceeds, provided that any such Common Stock or Preferred Stock issued shall not (x) be subject to any price adjustments, (y) provide any dividend or interest, or (z) be redeemable, and (ii) non-convertible Indebtedness resulting in an aggregate amount of no more than $4 million dollars of gross proceeds, provided that such Indebtedness is fixed and does not convert at a price more favorable than the Conversion Price (as defined in the Note).

5.8 Intercreditor Agreement. All Permitted Indebtedness incurred by the Company and its Subsidiaries shall be expressly subordinated in right of payment and lien priority to the Indebtedness under the Note (subject to a subordination agreement acceptable to Investor in its commercially reasonable discretion) other than (i) Permitted Operating Indebtedness incurred pursuant to clauses (a) of the definition thereof to the extent advanced by a non-bank lender may be pari-passu with the Indebtedness hereunder, (ii) Permitted Operating Indebtedness incurred pursuant to clause (b) of the definition thereof and (iii) (a) that certain Promissory Note, by and between the Company and 1800 Diagonal Lending LLC, a Virginia limited liability company (“1800 Diagonal”), dated as of September 26, 2025, (b) that certain Promissory Note, by and between the Company and 1800 Diagonal, dated as of October 24, 2025, (c) that certain Promissory Note, by and between the Company and 1800 Diagonal, dated as of March 24, 2026, (d) that certain Promissory Note, by and between the Company and 1800 Diagonal, dated as of May 26, 2026, (e) that certain Line of Credit Agreement, by and between Monaco Investment Partners II, LP, an Illinois limited partnership and the Company, dated as of May 5, 2025, (f) that certain SBA Economic Injury Disaster Loan Authorization and Agreement, Note (Secured Disaster Loans), and Security Agreement (SBA Loan No. 4965897400), by and between the U.S. Small Business Administration and FSA Travel LLC, dated as of May 12, 2020, (g) that certain Promissory Note, by and between the Company and Richard Allen Sanders, dated as of October 17, 2025, and (h) that certain Promissory Note, by and between the Company and Kerry Kennedy, dated as of October 17, 2025 (the foregoing priority rules, collectively the “Priority Rules”).

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5.9 Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions or incur any Indebtedness (other than Permitted Indebtedness) without the Investor’s prior written consent, until such time as the Note has been repaid in full, as applicable, and/or has been converted into Conversion Shares.

5.10 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and shall, within two (2) Business Days following the date hereof, file a Current Report on Form 8-K (the “Form 8-K”) disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents (or the forms thereof) as exhibits thereto; provided, that the Company may not issue the Press Release without the Investor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall provide a copy of the draft Form 8-K to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor, except if such disclosure is made in a manner consistent with the Press Release or Form 8-K, or is required by Law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement in a manner consistent with the Press Release or Form 8-K and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

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5.11 Indemnification of the Investor.

(a) The Company will indemnify and hold the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all damages, losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i) any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii) any misrepresentation made by the Company in any Transaction Document or in any SEC Document;

(iii) any omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading;

(iv) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b) In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c) If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company shall not be liable to any Investor Party under this Agreement for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

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(d) The provisions of this Section 5.11 shall survive the termination or expiration of this Agreement.

5.12 Non-Public Information. From and after the Closing Date, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides the Investor with material, non-public information, the Company shall publicly disclose such information within forty eight (48) hours of providing the information to the Investor; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 9, the Company shall publicly disclose such information within five (5) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company.

5.13 Exchange Cap. Notwithstanding anything to the contrary contained in this Agreement, the Note, the Warrant or any of the other Transaction Documents, the Investor and the Company agree that the Company shall not issue any shares of Common Stock under any of this Agreement, the Note, the Warrant and the other Transaction Documents, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued under the Transaction Documents would exceed 2,982,493 shares of Common Stock (such number of shares equal to 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Transaction Documents under applicable rules of the Trading Market (such maximum number of shares of Common Stock, the “Exchange Cap”), unless the Company has obtained the Shareholder Approval necessary to issue shares of Common Stock under the Transaction Documents in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market, including Nasdaq Listing Rule 5635(d).

5.14 Listing of Securities. The Company shall: (a) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market a Listing of Additional Shares Notification Form covering the Investor Shares, (b) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Common Stock is listed as soon as possible thereafter, (c) if applicable, provide to the Investor evidence of such Trading Market’s completion of review of the Listing of Additional Shares Notification Form, and (d) maintain the listing of such shares on each such Trading Market.

5.15 Antitrust Notification. If the Investor determines, in its sole judgment and upon the advice of counsel, that the issuance of the Note, the Warrant or the Investor Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Investor of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

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5.16 Transfer Agent. The Company has informed the Investor of the name of its Transfer Agent and represents and warrants that the Transfer Agent currently participates in the DTC Fast Automated Securities Transfer Program and utilizes DTC’s DWAC service. The Company shall not change its Transfer Agent without the prior written consent of the Investor.

5.17 Tax Treatment. The Investor and the Company agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, the Note is not intended to be, and shall not be, treated as indebtedness. Neither the Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Code, or any analogous provision of applicable state, local or non-U.S. law.

5.18 Set-Off.

(a) The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b) The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.18 (including varying the date for payment of any amount payable by the Investor to the Company).

5.19 Ongoing Compliance with Laws. The Company and each of the Subsidiaries shall (a) conduct their respective businesses in compliance in all material respects with all applicable Laws and (b) take all steps necessary to ensure that their continued performance of the Transaction Documents and their obligations thereunder do not violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected.

5.20 Reverse Stock Split. If the Company receives a deficiency notice from Nasdaq for not meeting Nasdaq’s minimum bid price requirements pursuant to Nasdaq rule 5810 and does not regain compliance within five (5) months, the Company shall use its reasonable best efforts to promptly approve a reverse stock split of the Common Stock such that the trade price of the Common Stock will be at least $5.00 per share.

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5.21 No Short Sales. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and ending when the Note and Warrant no longer remain outstanding (the “Restricted Period”), neither the Investor nor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock that establishes a net short position with respect to the Common Stock, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) any shares of Common Stock; or (2) selling a number of shares of Common Stock equal to the number of underlying shares of Common Stock that such Restricted Person is entitled to receive, but has not yet received from the Company or the Transfer Agent, upon (A) the completion of a pending conversion of the Note for which (a) a valid Conversion Notice (as defined in the Note) has been submitted to the Company pursuant to Section 3.1(a) of the Note or (b) a valid Prepayment Conversion Notice (as defined in the Note) has been submitted by the Company pursuant to Section 1.4.2 of the Note; (B) the payment by the Company of any Repayment Amount in Repayment Shares (as such terms are defined in the Note), up to the total amount of such Repayment Shares; or (C) the completion of a pending exercise of the Warrant for which a valid Exercise Notice (as defined in the Warrant) has been submitted to the Company pursuant to Section 2.1 of the Warrant.

5.22 Effect of Failure to Timely File, Have Declared Effective or Maintain Effectiveness of any Registration Statement; Current Public Information Failure. In addition to any other remedies provided under the Transaction Documents, if (i) a Registration Statement covering the resale of all of the Investor Shares required to be covered thereby and required to be filed by the Company with the SEC pursuant to Section 9.1 is not (a) filed with the SEC on or before the Filing Deadline (a “Filing Failure”) or (b) declared effective by the SEC on or before the date that is ninety (90) days following the Closing Date (an “Effectiveness Failure”), (ii) on any day after the effective date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the Common Stock on a Trading Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason, in each case for a period of more than five (5) Trading Days (a “Maintenance Failure”), other than the period of time during which the Registration Statement is not effective due to a post-effective amendment filing to the Registration Statement after an Annual Report on Form 10-K is filed, or (iii) if the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) for a period of more than five (5) Trading Days (a “Current Public Information Failure”) and as a result of which the Investor is unable to sell those Investor Shares included in such Registration Statement without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to the Investor by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Investor an amount in cash equal to one percent (1%) of the then Outstanding Principal Amount of the Note (1) on or prior to the fifth (5th) day following such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days). The payments to which a holder of Investor Shares shall be entitled pursuant to this Section 5.22 are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on or prior to the fifth (5th) day following the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Trading Day after such cure. Notwithstanding the foregoing, (i) no single event or failure with respect to a particular Registration Statement shall give rise to more than one type of Registration Delay Payment with respect to such Registration Statement, (ii) no Registration Delay Payments shall be owed to the Investor with respect to any period during which all of Investor Shares may be sold by the Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1), and (iii) with respect to any Investor Shares excluded from a Registration Statement by election of the Investor.

5.23 Shareholders Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement, the Note, the Warrant or under any other Transaction Documents.

●	Shareholder Approval. The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before October 15, 2026 for the purpose of obtaining the Shareholder Approval necessary to issue shares of Common Stock under the Transaction Documents in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market, including Nasdaq Listing Rule 5635(d), with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained.

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6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of the Investor. The obligations of the Investor to fund the Note and acquire the Warrant are subject to the satisfaction or waiver by the Investor, at or before the Closing Date, of each of the following conditions:

(a) Required Documentation. The Company must have delivered to the Investor copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby;

(b) Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement;

(c) Trading Market Approval. The Company shall have submitted a Listing of Additional Shares Notification Form with the Trading Market relating to the issuance of the Note, the Warrant, and, upon conversion of the Note, the Conversion Shares, and upon exercise of the Warrant, the Warrant Shares;

(d) No Event(s) of Default. The Investor must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby;

(e) Representations and Warranties. The representations and warranties of (a) the Company contained herein and (b) the Company and each Subsidiary contained in any of the Security Documents shall, in each case, be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(f) Performance. The Company and each Subsidiary shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

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(h) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(i) Limitation on Beneficial Ownership. The issuance of the Note and Warrant shall not cause the Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time;

(j) Perfection of Security Interest. The Investor shall have, to its satisfaction, perfected the security interest granted in the Collateral of the Company and the Guarantors or Pledgors, as applicable, as described in the Security Documents;

(k) Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit E; and

(l) Transfer Agent Instructions. The Company shall have delivered to the Investor a copy of the irrevocable transfer agent instruction letter, substantially in the form set out in Exhibit F and executed by the Company and the Transfer Agent, containing the Company’s irrevocable instructions directing the Transfer Agent to take each of the following actions, among other things, as set forth therein, pursuant to and in accordance with this Agreement, the Note and the Warrant (the “Transfer Agent Instruction Letter”): (i) to create a reserve account in which the required number of Conversion Shares and Warrant Shares duly authorized and reserved by the Board of Directors for issuance upon repayment or conversion in full of the Note and upon exercise in full of the Warrant, respectively, at any time pursuant to this Agreement, the Note and the Warrant, as applicable, in each case without regard to the Maximum Percentage, shall be held by the Transfer Agent; (ii) to timely deliver the Conversion Shares from the reserve account to the Investor upon the full or any partial conversion or repayment of the Note pursuant to and in accordance with this Agreement and the Note; and (iii) to timely deliver the Warrant Shares from the reserve account to the Investor upon the full or any partial exercise of the Warrant pursuant to and in accordance with this Agreement and the Warrant.

(m) Opinion of Counsel. The Company shall have delivered to Investor a customary legal opinion of counsel to the Company, dated the Closing Date, with respect to the perfection of the Investor’s security interest in the Collateral and such other related matters as the Investor may reasonably request, in substantially the form and substance reasonably acceptable to the Investor.

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6.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company to issue the Note and the Warrant are subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default (as defined in the Note);

(b) any of the representations or warranties made by the Company, any Subsidiary or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, including as of any Closing Date, or any certificate or financial or other written statements furnished by or on behalf of the Company or any Subsidiary to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, including as of any Closing Date; or

(c) a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement.

7.2 Investor Right to Investigate an Event of Default. If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a) the Investor may notify the Company that it wishes to investigate such purported Event of Default;

(b) the Company shall cooperate with the Investor in such investigation;

(c) the Company shall comply with all reasonable requests made by the Investor to the Company in connection with any investigation by the Investor and shall (i) provide all information requested by the Investor in relation to the Event of Default to the Investor; provided that the Investor agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and

(d) the Company shall pay all reasonable costs incurred by the Investor in connection with any such investigation.

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7.3 Remedies Upon an Event of Default

(a) If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Note.

(b) If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within (i) three (3) Business Days for an Event of Default occurring by the Company’s or any Subsidiary’s failure to comply with Section 7.1(c), or (ii) five (5) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may declare, by notice to the Company or the applicable Subsidiary, effective immediately, all outstanding obligations by the Company or the applicable Subsidiary under the Transaction Documents to be immediately due and payable in immediately available funds and the Investor shall have no obligation to consummate any Closing under this Agreement or to accept the repayment of the Note by the Company’s issuance of Repayment Shares to the Investor under the terms of the Note.

(c) If any Event of Default occurs and is not remedied within (i) seven (7) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Investor’s notice.

8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii) by the mutual written consent of the Company and the Investor, at any time;

(iii) by either Party, by written notice to the other Party, effective immediately, if the Closing has not occurred within ten (10) Business Days of the date specified by this Agreement or such later date as the Company and the Investor agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur; or

(iv) by the Investor, in accordance with Section 7.3(c).

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8.2 Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after the Closing Date that is fifteen (15) days after the Outstanding Principal Amount under the Note and any accrued but unpaid interest is reduced to zero (0), whether as a result of Conversion or repayment by the Company in accordance with the terms of this Agreement and the Note.

8.3 Effect of Termination.

(a) Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b) If the Investor terminates this Agreement under Section 8.1(a)(i):

(i) the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Outstanding Principal Amount under the Note plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii) the Company must within five (5) Business Days of such notice being received, pay to the Investor in immediately available funds the Outstanding Principal Amount for the Note plus all accrued interest thereon (if any), unless the Investor terminates this Agreement as a result of an Event of Default and provided that (A) subsequent to the termination under Section 8.1(a)(i), the Investor is not prohibited by Law or otherwise from exercising its conversion rights pursuant to this Agreement or the Note, (B) the Investor actually exercises its conversion rights under this Agreement or the Note, and (C) the Company otherwise complies in all respects with its obligation to issue Conversion Shares in accordance with the Note (which obligation will survive termination).

(c) Upon termination of this Agreement, the Investor will not be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(d) Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

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9. REGISTRATION RIGHTS

9.1 Registration.

(a) Registration Statement. Promptly, but in any event no later than thirty (30) days after the date hereof, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Investor Shares. The foregoing Registration Statement shall be filed on Form S-3, or if Form S-3 is not available to the Company, Form S-1 or any successor forms thereto. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b) Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Investor Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.

(c) Effectiveness. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is ninety (90) days following the Closing Date. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(d) Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of Common Stock (other than (y) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor Shares (which request shall specify the number of Investor Shares proposed to be included in such registration), the Company shall use commercially reasonable efforts to cause all such Investor Shares to be included in such registration statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering; provided, however, that if the managing underwriter or placement agent for such offering advises the Company in writing that the inclusion of all or a portion of the Investor Shares would materially and adversely affect the success of the offering, then the number of Investor Shares to be included shall be reduced or excluded entirely to the extent so advised by such managing underwriter or placement agent.

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9.2 Company Obligations. The Company will use its reasonable best efforts to effect the registration of the Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which (i) all Investor Shares are either covered by the Registration Statement or have been sold by the Investor, (ii) the Investor Shares have been resold to the public pursuant to Rule 144, or (iii) the Investor Shares cease to be outstanding (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Investor Shares covered thereby;

(c) provide copies to and permit counsel designated by the Investor to review all amendments and supplements to the Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Shares that are covered by the related Registration Statement;

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(e) immediately notify the Investor of any request by the SEC for the amending or supplementing of the Registration Statement or Prospectus or for additional information;

(f) use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g) prior to any public offering of Investor Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor covered by the Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(h) immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act;

(j) hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

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(k) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all Investor Shares pursuant to the Registration Statement.

9.3 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Investor Parties, from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus, final Prospectus or other document, including any Blue Sky Application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary Prospectus, final Prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Investor Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Investor Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

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(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(c) Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

10. [INTENTIONALLY OMITTED]

11. GENERAL PROVISIONS

11.1 Fees and Expenses. Prior to the date of this Agreement, the Company has paid Reed Smith LLP twenty-five thousand dollars ($25,000). At the Closing, the Company shall reimburse the Investor up to an additional fifty thousand dollars ($50,000) in the aggregate of due diligence costs and fees and disbursements of Reed Smith LLP actually incurred by the Investor in connection with the preparation of the Transaction Documents, it being understood that Reed Smith LLP has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

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11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. Subject to Section 11.5, the address for such notices and communications shall be as follows:

If to the Company:

NextTrip, Inc.

9300 Paseo del Sol

Santa Fe, New Mexico 87507

Telephone: (505) 438-2576

Email: bill.kerby@nexttrip.com

Attention: William Kerby, CEO

With a copy (which shall not constitute notice) to:

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, CA 90067

Telephone: (310) 789-1290

Email: dficksman@troygould.com

Attention: David Ficksman, Esq.

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If to the Investor:

Lind Global Fund III LP

c/o The Lind Partners LLC

444 Madison Avenue, Floor 41

New York, NY 10022

Telephone: (646) 395-3931

Email: jeaston@thelindpartners.com and

notice@thelindpartners.com

Attention: Jeff Easton

With a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Telephone: (212) 521-5400

Email: amarsico@reedsmith.com

Attention: Anthony J. Marsico, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of Laws or choice of Laws that would result in the application of the Law of any jurisdiction other than those of the State of New York.

11.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the state or federal courts located in The City of New York, Borough of Manhattan, State of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. Each party hereto agrees that it may be served with legal process in the State of New York at the following address: (a) for the Investor, c/o The Lind Partners LLC, 444 Madison Avenue, Floor 41, New York, NY 10022 and (b) for the Company, NextTrip, Inc., 9300 Paseo del Sol, Santa Fe, New Mexico 87507, Attention: William Kerby, Chief Executive Officer.

11.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

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11.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

11.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

11.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14 Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

11.15 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:		INVESTOR:

NEXTTRIP, INC.		LIND GLOBAL PARTNERS III LLC, as General Partner, acting for and on behalf of:

By:		LIND GLOBAL FUND III LP, a Delaware
Name:	William Kerby	limited partnership
Title:	Chief Executive Officer

By:
Name:	Jeff Easton
Title:	Managing Member

[Signature Page of Securities Purchase Agreement]

EXHIBIT A

[Reserved]

EXHIBIT B

[Reserved]

EXHIBIT C

FORM OF NOTE

[See attached]

EXHIBIT D

FORM OF WARRANT

[See attached]

EXHIBIT E

FLOW OF FUNDS REQUEST

NextTrip, Inc. – Securities Purchase Agreement – Flow of Funds Request

In connection with the Securities Purchase Agreement, dated [●] (the “Agreement”) between NextTrip, Inc. (the “Company”) and Lind Global Fund III LP (the “Investor”), the Company irrevocably authorizes the Investor to distribute such funds as set out below, in the manner set out below, at the Closing.

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
Closing	$4,000,000
Commitment Fee	$(120,000)
Fees and disbursements of Reed Smith LLP	$(49,700)
ODK Capital, LLC Loan Payoff	$(337,556.01)
Total	$3,492,743.99

Please transfer the net amount of $[●] due at the Closing, to the following bank account:

[●]

Yours sincerely,

NEXTTRIP, INC.

By:
Name:	William Kerby
Title:	Chief Executive Officer